UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

GOLD HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 21, 2011, the Company received a resignation notice from Francisco Quiros Krum from all of his positions with the Company, including President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

Mr. Quiros’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On December 21, 2011, the Company appointed Ricardo Prats Canós as its new President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

From May 2005 to present, Mr. Prats has been the owner and Chief Executive Officer of Hidroflot, S.A., a private company involved in wave renewables energies.  Mr. Prats also created and funded Asturflot, S.A. in 2008 and Ocean Electric de Cantabria, S.L. in 2009.  Both of these companies are subsidiaries of Hidroloft devoted to marine renewables energy production in the north coast of Spain.  In 2010, Mr. Prats, founded and is the sole shareholder of Green & Blue Sustainable Technologies, a private company whose aim was to develop a new wind energy turbine concept.  In 2011, Mr. Prats founded and is the sole shareholder of Green & Drive Electric, a private company who is devoted to the commercialization of electric vehicles for sustainable mobility.

Mr. Prats has received numerous awards throughout his illustrious career.  In 2008 Mr. Prats received the Excellence in Entrepreneurship Award in Energy in the Keiretsu Forum organized jointly with the Chamber of Commerce in Barcelona and California Chamber of Commerce.  In addition, Mr. Prats has received honorable mention in the VI International Congress of Engineering projects in Barcelona, Spain and a silver medal in Salon des Inventions de Genève in 2003.

The Company entered into two agreements with companies controlled by Mr. Prats to acquire certain technologies.  On October 3, 2011, the Company filed a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) disclosing that it entered into a Purchase and Sale Agreement with Hidroflot, S.A. pursuant to which it had acquired all of the rights and patents to certain wave energy technologies developed by Hidroflot.  Also, on December 15, 2011, the Company filed a Form 8-K with the SEC disclosing that it entered into o a Purchase and Sale Agreement with Green & Blue Sustainable Technologies pursuant to which it had acquired all of the rights and patents to certain wind offshore energy technologies developed by Green & Blue.

Mr. Prats will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Prats and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Prats and any of our officers or directors.  Mr. Prats has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HOLDING CORP.

Date: December 21, 2011	By	/s/ Ricardo Prats
Ricardo Prats, President